Exhibit 99.4

CONCENTRA OPERATING CORPORATION

Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements have been prepared to give effect to the October 3, 2005 acquisition of Beech Street Corporation (“Beech Street”) by Concentra Operating Corporation (the “Company” or “Concentra”), under the purchase method of accounting. The unaudited pro forma statements of operations and pro forma balance sheet give effect to (i) the acquisition and (ii) the related refinancing. The unaudited pro forma balance sheet information as of September 30, 2005 has been prepared as if such transactions had occurred on that date, and the unaudited pro forma statements of operations for the nine months ended September 30, 2005 and for the year ended December 31, 2004 have been prepared as if such transactions had occurred at January 1, 2004. The adjustments are described in the accompanying notes.

Concentra acquired all of the outstanding shares of capital stock of Beech Street on October 3, 2005, in a $165.0 million cash transaction. Beech Street was privately-held and was based in Lake Forest, California. Beech Street is one of the country’s leading preferred provider organizations and has approximately 400,000 physicians, 52,000 ancillary providers, and 3,800 acute care hospitals within its provider network. In connection with this acquisition, Concentra refinanced its senior credit facility. Concentra replaced its existing $501.5 million term loan facility with a new $675.0 million senior credit facility, consisting of a $150.0 million revolving credit facility and a $525.0 million term loan facility. The new senior credit facility also provides Concentra with a lower interest rate payable on its borrowings under this agreement. As part of the refinancing of the senior credit facility, Concentra wrote-off approximately $6.0 million of related, unamortized deferred financing fees.

Unaudited pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred at the beginning of the periods presented, nor is it necessarily indicative of future financial position or results of operations. The unaudited pro forma financial statements presented herein are based upon the respective historical consolidated financial statements of Concentra and Beech Street and notes thereto. These unaudited pro forma financial statements do not include, nor do they assume, any benefits from cost savings or synergies of operations of the combined companies. Additionally, the unaudited pro forma income statements do not include restructuring charges expected to be incurred in connection with the acquisition.

The unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements of Concentra Operating Corporation and Beech Street.

CONCENTRA OPERATING CORPORATION

Pro Forma Consolidated Balance Sheets (Unaudited)

As of September 30, 2005

(in thousands)

	Historical		Pro Forma
	Concentra	Beech Street	Adjustments		Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$82,481	$2,752	$(13,088	)(1)	$72,145
Restricted cash and short-term investments	4,175	—	—		4,175
Accounts receivable, net	174,820	6,142	(133	)(2)	180,829
Prepaid expenses and other current assets	38,787	9,000	—		47,787

Total current assets	300,263	17,894	(13,221)		304,936
Property and equipment, net	111,729	2,422	3,473	(3)	117,624
Goodwill and other intangible assets, net	453,473	22,216	152,527	(4),(5),(6)	628,216
Other assets	31,721	154	(626	)(7),(8),(9)	31,249

Total assets	$897,186	$42,686	$142,153		$1,082,025

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Revolving credit facility	$—	$—	$—		$—
Current portion of long-term debt	3,979	—	1,538	(10)	5,517
Accounts payable and accrued expenses	135,982	14,191	2,981	(2),(11),(12)	153,154

Total current liabilities	139,961	14,191	4,519		158,671
Long-term debt, net	697,592	—	156,909	(10)	854,501
Deferred income taxes and other liabilities	66,840	—	15,257	(7),(12)	82,097
Fair value of economic hedges	131	—	—		131

Total liabilities	904,524	14,191	176,685		1,095,400
Stockholder’s equity:
Common stock	—	303	(303	)(13)	—
Paid-in capital	43,734	30,985	(30,985	)(13)	43,734
Accumulated deficit	(51,072)	(2,793)	(3,244	)(8),(13)	(57,109)

Total stockholder’s equity (deficit)	(7,338)	28,495	(34,532)		(13,375)

Total liabilities and stockholder’s equity	$897,186	$42,686	$142,153		$1,082,025

See accompanying notes to pro forma consolidated financial statements.

CONCENTRA OPERATING CORPORATION

Pro Forma Consolidated Statements of Operations (Unaudited)

For the Nine Months Ended September 30, 2005

(in thousands)

	Historical		Pro Forma
	Concentra	Beech Street	Adjustments		Consolidated
Revenue:
Health Services	$495,089	$—	$—		$495,089
Network Services	203,726	51,529	(869	)(14)	254,386
Care Management Services	152,858	—	—		152,858

Total revenue	851,673	51,529	(869)		902,333
Cost of services:
Health Services	401,134	—	—		401,134
Network Services	120,550	26,370	(313	)(15)	146,607
Care Management Services	131,309	—	—		131,309

Total cost of services	652,993	26,370	(313)		679,050

Total gross profit	198,680	25,159	(556)		223,283
General and administrative expenses	91,717	26,361	(201	)(15)	117,877
Amortization of intangibles	1,748	63	2,759	(16)	4,570
Gain on sale of assets	(1,426)	—	—		(1,426)

Operating income (loss)	106,641	(1,265)	(3,114)		102,262
Interest expense, net	41,281	104	7,156	(17)	48,541
Loss on change in fair value of economic hedges	131	—	—		131
Other, net	2,602	—	—		2,602

Income (loss) before income taxes	62,627	(1,369)	(10,270)		50,988
Provision (benefit) for income taxes	8,490	(6,562)	(4,365	)(18)	(2,437)

Income (loss) from continuing operations	54,137	5,193	(5,905)		53,425
Loss from discontinued operations	548	—	—		548

Net income (loss)	$53,589	$5,193	$(5,905)		$52,877

See accompanying notes to pro forma consolidated financial statements.

CONCENTRA OPERATING CORPORATION

Pro Forma Consolidated Statements of Operations

For the Year Ended December 31, 2004 (Unaudited)

(in thousands)

	Historical		Pro Forma
	Concentra	Beech Street	Adjustments		Consolidated
Revenue:
Health Services	$576,880	$—	$—		$576,880
Network Services	281,374	69,896	(1,108	)(14)	350,162
Care Management Services	237,595	—	—		237,595

Total revenue	1,095,849	69,896	(1,108)		1,164,637
Cost of services:
Health Services	474,343	—	—		474,343
Network Services	163,800	34,610	(761	)(15)	197,649
Care Management Services	208,505	—	—		208,505

Total cost of services	846,648	34,610	(761)		880,497

Total gross profit	249,201	35,286	(347)		284,140
General and administrative expenses	130,263	30,596	(539	)(15)	160,320
Amortization of intangibles	3,234	19	3,743	(16)	6,996
Loss on impairment of goodwill and long-lived assets	41,682	—	—		41,682
Unusual gains	(96)	—	—		(96)

Operating income (loss)	74,118	4,671	(3,551)		75,238
Interest expense, net	55,606	797	13,045	(17)	69,448
Loss on early retirement of debt	14,105	—	—		14,105
Other, net	3,047	—	—		3,047

Income (loss) before income taxes	1,360	3,874	(16,596)		(11,362)
Provision for income taxes	10,627	1,550	(7,053	)(18)	5,124

Income (loss) from continuing operations	(9,267)	2,324	(9,543)		(16,486)
Loss from discontinued operations	708	—	—		708

Net income (loss)	$(9,975)	$2,324	$(9,543)		$(17,194)

See accompanying notes to pro forma consolidated financial statements.

CONCENTRA OPERATING CORPORATION

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands)

NOTE 1 – PRELIMINARY PURCHASE PRICE ALLOCATION

Under the purchase method of accounting, the total purchase price of $165.0 million is allocated to Beech Street’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the acquisition, October, 3, 2005. The preliminary pro forma purchase price allocation assumes that the transaction occurred on the date of the unaudited pro forma consolidated balance sheet, September 30, 2005. The preliminary pro forma purchase price allocation is as follows:

Cash and cash equivalents	$2,752
Accounts receivable, net	6,009
Prepaid expenses and other current assets	9,000
Property and equipment	5,895
Goodwill	140,913
Marketing assets	2,700
Customer relations	9,000
Network	21,000
Non-compete agreements	1,130
Other assets	1,254
Accounts payable and accrued liabilities	(19,396)
Deferred income taxes and other liabilities	(15,257)

Total allocated purchase price	$165,000

NOTE 2 – PRO FORMA ADJUSTMENTS

Pro forma consolidated balance sheet adjustments (1) through (13) below assume that the acquisition occurred as of September 30, 2005. Pro forma statement of operations adjustments (14) through (18) below assume that the acquisition occurred as of the beginning of the period presented. Certain amounts in the Beech Street historical statements of operations have been reclassified to conform to classifications used by Concentra.

(1)	To record the following:

Purchase of Beech Street	$(165,000)
Payment of existing credit facility and accrued interest	(368,777)
Proceeds from new credit facility	525,000
Payment of fees and expenses for refinancing	(4,311)

$(13,088)

(2)	To eliminate intercompany balances.

(3)	To adjust Beech Street’s property and equipment to fair value.

(4)	To eliminate Beech Street’s historical goodwill and identifiable intangible assets.

(5)	To record the fair value of Beech Street’s identifiable intangible assets.

(6)	To record acquired goodwill.

(7)	To record the deferred tax assets and liabilities based on the book to tax difference in the new assets and liabilities.

(8)	To record the write-off of remaining deferred financing fees of $6.0 million on the existing senior credit facility.

(9)	To record capitalization of fees of $4.3 million related to the new senior credit facility.

(10)	To record the repayment of the existing senior credit facility and the proceeds from the new senior credit facility.

(11)	To record payment of accrued interest of $2.2 million on the retired senior credit facility.

(12)	To record $5.2 million of Beech Street’s costs of acquisition, including severance and other costs.

(13)	To eliminate Beech Street’s equity accounts.

(14)	To eliminate intercompany revenue.

(15)	To revise Beech Street’s depreciation expense based upon the change in the fair value of the property and equipment.

(16)	To reverse amortization expense on Beech Street’s historical identifiable intangible assets and record amortization of the purchased identifiable intangible assets.

(17)	To reverse interest expense on the retired existing senior credit facility and record interest expense on the new senior credit facility.

(18)	To record income tax expense associated with the pro forma adjustments reflected above assuming a statutory rate of 42.5%.